CARDTRONICS ANNOUNCES THIRD QUARTER 2019 RESULTS

Strong Revenue Growth and Margin Expansion
Significant New Partnerships with Financial Institutions, FinTechs and Retailers

HOUSTON, October 30, 2019 – Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended September 30, 2019.

Third Quarter 2019 Highlights:

•Total revenues of $351.5 million, up 3% from $340.2 million in the prior year, and up 6% on a constant-currency basis.
•ATM operating revenues of $333.4 million, up 1% from $329.8 million in the prior year and up 3% on a constant-currency basis.
•GAAP Net Income of $20.9 million, or $0.46 per diluted share, compared to $8.8 million, or $0.19 per diluted share in the prior year.
•Adjusted EBITDA of $87.1 million, up 13% from $77.4 million in the prior year, and up 15% on a constant- currency basis.
•Adjusted EBITDA margin of 24.8%, up 200 basis points from the prior year.
•Adjusted Net Income per diluted share of $0.79, up 27%.
•Cash flow from operations of $176.5 million compared to $74.8 million in the prior year driven by a significant increase in restricted cash and corresponding liabilities.
•Adjusted free cash flow of $48.2 million compared to $47.8 million in the prior year.
•Executed agreements to place over 1,000 ATMs.
•Significant renewal and expansion with leading retail partner, Rite Aid.
•New branding agreement with USAA to place their brand on over 5,000 ATMs in select Allpoint locations.
•Significant expansion of partnerships with leading FinTech operators for Allpoint network access.
•Repurchased over one million shares during the three months ended September 30, 2019 and completed the previously announced $50 million share repurchase authorization, cumulatively acquiring 1.7 million shares or nearly 4% of shares outstanding.

“The third quarter results were highlighted by solid revenue and profit growth in both our North America and Europe & Africa segments. Revenue growth, coupled with continued operational execution, allowed us to deliver strong margin expansion in the quarter, resulting in double digit growth in Adjusted EBITDA. We continue to strengthen our two-sided network with several key partnerships recently executed across leading financial institutions, FinTechs, and retailers. Branch transformation continues to be a priority for financial institutions of all sizes, and given the breadth and strength of our ATM network, we are well positioned to capitalize on this growing trend. Looking ahead, we are increasingly confident in our ability to leverage our network to deliver profitable growth and strong returns for our shareholders,” commented Edward H. West, Cardtronics’ chief executive officer.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share (may also be referred to by the Company as "Adjusted EPS"), Adjusted Free Cash Flow, and certain other financial measures recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”) and other non-GAAP measures that are used by management on a constant-currency basis. For additional information, including reconciliations to the most directly comparable GAAP measure, see the supplemental schedules of selected financial information in this earnings release.

The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company aims to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates.

2019 Outlook

The Company is updating its financial outlook for the year ending December 31, 2019 and now expects the following:

•Revenues of $1.34 billion to $1.36 billion;
•GAAP net income of $46 million to $49 million;
•Adjusted EBITDA of $302 million to $310 million;
•Depreciation and accretion expense of $134 million to $136 million;
•Cash interest expense of $26 to $27 million;
•Adjusted net income of $108 million to $112 million;
•Adjusted net income per diluted share of $2.35 to $2.44 based on approximately 46.0 million average diluted shares outstanding; and
•Capital expenditures of approximately $130 million.

The Adjusted EBITDA and Adjusted Net Income outlook excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this earnings release. See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of these Non-GAAP measures. This outlook is based on average foreign currency exchange rates for the remainder of 2019 of £1.00 U.K. to $1.25 U.S., $20.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.75 U.S., €1.00 Euros to $1.10 U.S., $1.00 Australian dollar to $0.69 U.S., and R15.00 South African Rand to $1.00 U.S.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Wednesday, October 30, 2019, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended September 30, 2019. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in 15 minutes prior to the scheduled start time and request to be connected to the “Cardtronics Third Quarter 2019 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through November 6, 2019, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 7891475 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through November 30, 2019. Prior to the conference call, the Company will post supplemental financial information to its website at www.cardtronics.com.

ABOUT CARDTRONICS (Nasdaq: CATM)

Cardtronics is the trusted leader in financial self-service, enabling cash transactions at over 295,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest surcharge-free ATM network, with over 55,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

CONTACT INFORMATION

EVP - Treasurer Brad Conrad 832-308-4000 ir@cardtronics.com	Chief Marketing Officer Paul Wilmore 832-308-4000 pwilmore@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

In order to assist readers of our consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, the Company presents the following non-GAAP measures as a complement to financial results prepared in accordance with U.S. GAAP: Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Tax Rate, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain other results presented on a constant-currency basis. Management believes that the presentation of these measures and the identification of notable, non-cash, non-operating costs, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years. Management also believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in the Company’s industry to provide a baseline for evaluating and comparing our operating performance and, in the case of free cash flow, our liquidity results. Management uses these non-GAAP financial measures in managing and measuring the performance of the business, including setting and measuring incentive based compensation.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release. In addition, the non-GAAP measures that are used by the Company are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures of other companies. Furthermore, the non-GAAP measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing or financing activities, or other income or cash flow measures contained within our financial statements.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA is calculated by adding interest expense, income tax expense, depreciation and accretion and amortization to net income. EBITDA and Adjusted EBITDA exclude these items as these amounts can vary substantially from company to company within the Company’s industry depending upon capital structures, tax jurisdictions, accounting methods, the book values of assets and the methods by which the assets were acquired. Adjusted EBITDA also excludes certain non-cash, non-operating costs and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods. These excluded items consist of share-based compensation expense, acquisition and divestiture-related expenses, restructuring expenses, gains or losses on disposal and impairment of assets and other income and expense. Adjusted EBITDA is also calculated to exclude amounts attributable to noncontrolling interests. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues.

Adjusted Net Income, Adjusted Net Income per Diluted Share and Adjusted Tax Rate

Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets and deferred financing costs, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other income and expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). The non-GAAP tax rate used to calculate Adjusted Net Income was approximately 23.7% and 23.4% for the three and nine months ended September 30, 2019, respectively, and 24.6% and 24.9% for three and nine months ended September 30, 2018, respectively. The non-GAAP tax rates represent the GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of payments of restricted cash liabilities and less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt.

Constant-Currency

Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2019 and 2018
(In thousands, excluding share, per share amounts, and percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change
Revenues:
ATM operating revenues	$333,384	$329,837	1.1%	$959,067	$978,789	(2.0)%
ATM product sales and other revenues	18,123	10,338	75.3	51,531	38,557	33.6
Total revenues	351,507	340,175	3.3	1,010,598	1,017,346	(0.7)
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below)	208,860	216,849	(3.7)	623,099	647,692	(3.8)
Cost of ATM product sales and other revenues	14,922	8,680	71.9	41,148	31,528	30.5
Total cost of revenues	223,782	225,529	(0.8)	664,247	679,220	(2.2)
Operating expenses:
Selling, general, and administrative expenses	46,257	41,896	10.4	131,912	124,564	5.9
Restructuring expenses	3,583	1,058	238.7	7,046	5,534	27.3
Acquisition related expenses	—	—	n/m	—	2,633	n/m
Depreciation and accretion expense	33,466	30,647	9.2	99,644	93,453	6.6
Amortization of intangible assets	12,404	12,994	(4.5)	37,407	40,263	(7.1)
Loss on disposal and impairment of assets	637	466	36.7	3,101	15,583	(80.1)
Total operating expenses	96,347	87,061	10.7	279,110	282,030	(1.0)
Income from operations	31,378	27,585	13.8	67,241	56,096	19.9
Other expenses:
Interest expense, net	6,751	8,852	(23.7)	20,265	27,185	(25.5)
Amortization of deferred financing costs and note discount	3,377	3,397	(0.6)	9,999	10,060	(0.6)
Other income	(3,703)	(1,297)	185.5	(9,454)	(1,324)	614.0
Total other expenses	6,425	10,952	(41.3)	20,810	35,921	(42.1)
Income before income taxes	24,953	16,633	50.0	46,431	20,175	130.1
Income tax expense	4,086	7,854	(48.0)	10,780	10,409	3.6
Effective tax rate	16.4%	47.2%		23.2%	51.6%
Net income	20,867	8,779	137.7	35,651	9,766	265.1
Net income (loss) attributable to noncontrolling interests	3	(2)	n/m	(3)	(14)	n/m
Net income attributable to controlling interests and available to common shareholders	$20,864	$8,781	137.6	$35,654	$9,780	264.6

Net income per common share – basic	$0.46	$0.19		$0.77	$0.21
Net income per common share – diluted	$0.46	$0.19		$0.77	$0.21

Weighted average shares outstanding – basic	45,058,226	46,073,739		46,040,027	45,945,728
Weighted average shares outstanding – diluted	45,504,165	46,476,787		46,475,353	46,386,523

Condensed Consolidated Balance Sheets
As of September 30, 2019 and December 31, 2018
(In thousands)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,534	$39,940
Accounts and notes receivable, net	95,116	75,643
Inventory, net	13,405	11,392
Restricted cash	178,748	155,470
Prepaid expenses, deferred costs, and other current assets	71,962	84,386
Total current assets	385,765	366,831
Property and equipment, net	445,857	460,187
Intangible assets, net	123,420	150,847
Goodwill	744,898	749,144
Operating lease assets	82,222	—
Deferred tax asset, net	13,410	8,658
Prepaid expenses, deferred costs, and other noncurrent assets	33,521	51,677
Total assets	$1,829,093	$1,787,344

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$46,726	$20,266
Accounts payable and other accrued and current liabilities	465,840	408,470
Total current liabilities	512,566	428,736
Long-term liabilities:
Long-term debt	752,920	818,485
Asset retirement obligations	52,949	54,413
Noncurrent operating lease liabilities	74,064	—
Deferred tax liability, net	39,160	41,198
Other long-term liabilities	49,213	67,740
Total liabilities	1,480,872	1,410,572
Shareholders' equity	348,221	376,772
Total liabilities and shareholders’ equity	$1,829,093	$1,787,344

SELECTED BALANCE SHEET DETAIL:

Long-term debt:	September 30, 2019	December 31, 2018
	(In thousands)
	(Unaudited)
Revolving credit facility	$183,947	$259,081
1.00% Convertible senior notes (1)	272,590	263,507
5.50% Senior notes (1)	296,383	295,897
Total long-term debt	$752,920	$818,485

(1) The 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $14.9 million and $24.0 million as of September 30, 2019 and December 31, 2018, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million). The 5.50% Senior Notes due 2025 with a face value of $300.0 million are presented net of capitalized debt issuance costs of $3.6 million and $4.1 million as of September 30, 2019 and December 31, 2018, respectively.

Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Nine Months Ended September 30, 2019 and 2018
(In thousands, excluding share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to controlling interests and available to common shareholders	$20,864	$8,781	$35,654	$9,780
Adjustments:
Interest expense, net	6,751	8,852	20,265	27,185
Amortization of deferred financing costs and note discount	$3,377	3,397	9,999	10,060
Income tax expense	4,086	7,854	10,780	10,409
Depreciation and accretion expense	33,466	30,647	99,644	93,453
Amortization of intangible assets	12,404	12,994	37,407	40,263
EBITDA	80,948	72,525	213,749	191,150

Add back:
Loss on disposal and impairment of assets	637	466	3,101	15,583
Other income (1)	(3,703)	(1,297)	(9,454)	(1,324)
Noncontrolling interests (2)	15	12	46	31
Share-based compensation expense	5,633	4,669	15,367	10,627
Restructuring expenses (3)	3,583	1,058	7,046	5,534
Acquisition related expenses (4)	—	—	—	2,633
Adjusted EBITDA	87,113	77,433	229,855	224,234
Less:
Interest expense, net	6,751	8,852	20,265	27,185
Depreciation and accretion expense (5)	33,466	30,646	99,644	93,451
Adjusted pre-tax income	46,896	37,935	109,946	103,598
Income tax expense (6)	11,114	9,332	25,748	25,789
Adjusted Net Income	$35,782	$28,603	$84,198	$77,809

Adjusted Net Income per share – basic	$0.79	$0.62	$1.83	$1.69
Adjusted Net Income per share – diluted	$0.79	$0.62	$1.81	$1.68

Weighted average shares outstanding – basic	45,058,226	46,073,739	46,040,027	45,945,728
Weighted average shares outstanding – diluted	45,504,165	46,476,787	46,475,353	46,386,523

(1)Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition related contingent consideration, and other non-operating costs.
(2)Noncontrolling interest adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of its Mexican subsidiaries.
(3)For the three and nine months ended September 30, 2019, expenses include employee severance costs, facility costs and professional fees related to our current year reorganization activity. For the three and nine months ended September 30, 2018, expenses include employee severance and other costs incurred in conjunction with a corporate reorganization and cost reduction initiative.
(4)For the nine months ended September 30, 2018, expenses primarily include employee severance cost and lease termination costs related to the DCPayments acquisition.
(5)Amounts exclude a portion of the expenses incurred by one of its Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.
(6)For the three and nine months ended September 30, 2019, the non-GAAP tax rate used to calculate Adjusted Net Income was 23.7% and 23.4%, respectively. For the three and nine months ended September 30, 2018, the non-GAAP tax rate used to calculate Adjusted Net Income was 24.6% and 24.9%, respectively. These figures represent the Company’s GAAP tax rates as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.

Reconciliation of U.S. GAAP Revenue to Constant-Currency Revenue
For the Three and Nine Months Ended September 30, 2019 and 2018
(In thousands, excluding percentages)
(Unaudited)

Consolidated revenue:
	Three Months Ended
	September 30,
	2019			2018	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$333,384	$7,441	$340,825	$329,837	1.1%	3.3%
ATM product sales and other revenues	18,123	112	18,235	10,338	75.3	76.4
Total revenues	$351,507	$7,553	$359,060	$340,175	3.3%	5.6%

	Nine Months Ended
	September 30,
	2019			2018	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$959,067	$27,782	$986,849	$978,789	(2.0)%	0.8%
ATM product sales and other revenues	51,531	635	52,166	38,557	33.6	35.3
Total revenues	$1,010,598	$28,417	$1,039,015	$1,017,346	(0.7)%	2.1%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization of Intangible Assets to Adjusted Gross Profit
For the Three and Nine Months Ended September 30, 2019 and 2018
(In thousands, excluding percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Total revenues	$351,507	$340,175	$1,010,598	$1,017,346
Total cost of revenues (1)	223,782	225,529	664,247	679,220
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	37,303	35,456	112,297	109,137
Gross profit inclusive of depreciation, accretion, and amortization of intangible assets	90,422	79,190	234,054	228,989
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	25.7%	23.3%	23.2%	22.5%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	37,303	35,456	112,297	109,137
Adjusted Gross Profit exclusive of depreciation, accretion, and amortization of intangible assets	$127,725	$114,646	$346,351	$338,126
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	36.3%	33.7%	34.3%	33.2%

(1)The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency
For the Three and Nine Months Ended September 30, 2019 and 2018
(In thousands, excluding per share amounts and percentages)
(Unaudited)

	Three Months Ended
	September 30,
	2019			2018	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$87,113	$2,175	$89,288	$77,433	12.5%	15.3%

Adjusted Net Income	$35,782	$1,004	$36,786	$28,603	25.1%	28.6%

Adjusted Net Income per share – diluted (2)	$0.79	$0.02	$0.81	$0.62	27.4%	30.6%

	Nine Months Ended
	September 30,
	2019			2018	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$229,855	$6,340	$236,195	$224,234	2.5%	5.3%

Adjusted Net Income	$84,198	$2,249	$86,447	$77,809	8.2%	11.1%

Adjusted Net Income per share – diluted (2)	$1.81	$0.05	$1.86	$1.68	7.7%	10.7%

(1)As reported on the Company’s Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.
(2)Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 45,504,165 and 46,476,787 for the three months ended September 30, 2019 and 2018, respectively, and 46,475,353 and 46,386,523 for the nine months ended September 30, 2019 and 2018, respectively.

Reconciliation of Adjusted Free Cash Flow
For the Three and Nine Months Ended September 30, 2019 and 2018
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$176,462	$74,807	$231,692	$184,582
Restricted cash settlement activity (1)	(92,983)	(361)	(22,629)	(25,709)
Adjusted net cash provided by operating activities	83,479	74,446	209,063	158,873
Net cash used in investing activities, excluding acquisitions (2)	(35,266)	(26,675)	(90,319)	(73,357)
Adjusted free cash flow	$48,213	$47,771	$118,744	$85,516

(1)Restricted cash settlement activity represents the change in our restricted cash excluding the portion of the change that is attributable to foreign exchange and disclosed as part of the effect of exchange rate changes on cash, cash equivalents, and restricted cash in our Consolidated Statements of Cash Flows. Restricted cash largely consists of amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations.
(2)Capital expenditure amounts include payments made for exclusive license agreements, site acquisition costs, and other assets. Additionally, capital expenditure amounts for one of our Mexican subsidiaries are reflected gross of any noncontrolling interest amounts.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2019
(In millions, excluding per share amounts)
(Unaudited)

	Estimated Range
	Full Year 2019 (1)
Net Income	$46.0	$49.0
Adjustments:
Interest expense, net	26.4	27.2
Amortization of deferred financing costs and note discount	13.0	13.6
Income tax expense	13.0	14.6
Depreciation and accretion expense	134.0	136.0
Amortization of intangible assets	49.0	49.0
EBITDA	281.4	289.4

Add Back:
Loss on disposal of assets and other, net	3.1	3.1
Other income	(9.5)	(9.5)
Share-based compensation expense	20.0	20.0
Restructuring expenses	7.0	7.0
Adjusted EBITDA	302.0	310.0
Less:
Interest expense, net	26.4	27.2
Depreciation and accretion expense	134.0	136.0
Income tax expense (2)	33.3	34.5
Adjusted Net Income	$108.3	$112.3

Adjusted Net Income per share – diluted	$2.35	$2.44

Weighted average shares outstanding – diluted	46.0	46.0

(1) See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of the non-GAAP measures included in this table.
(2) Calculated using the Company’s estimated non-GAAP tax rate of approximately 23.5% as adjusted for items excluded from Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.
All other trademarks are the property of their respective owners.

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